                                                                   EXHIBIT 10.11
                             CONSULTING AGREEMENT

         This Consulting Agreement is entered into as of January 1, 1995 (this "Agreement"), by and between Byron Fetters (the "Consultant") and Visual Numerics, Inc. (the "Company").

         In consideration of the mutual promises contained herein, the parties agree as follows:

         1. Services. Consultant shall render consulting services to the Company as described on Exhibit A, attached hereto.

         2. Term and Termination. This Agreement shall become effective on the date hereof and either Consultant or the Company may terminate this Agreement, with or without cause, on ninety (90) days notice to the other party. If the Company terminates this Agreement with less than ninety (90) days notice, the Company shall pay Consultant on the date of termination, in lieu of such notice, the cash compensation which would be payable under Section 3(a) herein during such notice period.

         3.  Consideration.

          (a) Cash Compensation. Subject to Consultant's compliance with the provisions hereof, in consideration for Consultant's services and other obligations under this Agreement, the Company shall pay Consultant a weekly retainer at the rate of two thousand four hundred dollars ($2,400) per week for the duration of this Agreement. Consultant shall invoice the Company bi-weekly for services rendered during the preceding period. The Company shall make payment on each invoice as soon as the invoice is approved by the Company's President or Chief Financial Officer.

          (b) Bonuses. In addition to the weekly retainer described in Paragraph 3(a) above, Consultant shall be eligible to receive bonuses from the Company pursuant to the incentive bonus programs currently maintained or hereafter established by the Company for its executives generally. Consultant's entitlement to incentive bonuses is discretionary and shall be determined by the Board, its Compensation Committee or the Chief Executive Officer of the Company in good faith based upon the extent to which Consultant's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives were achieved during the applicable bonus period. The criteria for Consultant's bonus eligibility for fiscal year 1995 are set forth in Exhibit B, attached hereto. In the event of Consultant's death or disability during the term of this Agreement, the Company shall pay to Consultant or Consultant's estate the bonus Consultant would have earned during the entire year in which death or disability occurred.

          (c) Living Arrangements in Houston. As additional consideration for Consultant's services hereunder, the Company will provide Consultant with an apartment and a leased car in Houston, Texas for his use while providing services hereunder for the Company. Additionally, the Company shall reimburse Consultant for reasonable living expenses incurred by Consultant in Houston. Consultant shall invoice the Company bi-weekly for expenses incurred during the preceding period, describing the incurred expenses and providing appropriate documentation in accordance with Company policy. The Company shall make payment on each invoice as soon as the invoice is approved by the Company's President or Chief Financial Officer.

         4. Support. As additional consideration for Consultant's services hereunder, the Company will provide Consultant with such support facilities and space as may be required in the Company's judgment to enable Consultant to properly perform Consultant's services hereunder.

         5. Expenses. Consultant shall be reimbursed for reasonable travel and other out-of-pocket expenses incurred by Consultant in connection with Consultant's services under this Agreement, provided that Consultant provide receipts and obtain the approval from the President or the Chief Financial Officer of the Company for such expenses.

         6. Independent Contractor. Consultant's relationship with the Company shall be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Consultant for taxes, which shall be Consultant's responsibility. Consultant shall have no authority to enter into contracts which bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

         7. Reporting. All services to be performed by Consultant will be as agreed between Consultant and the Chief Financial Officer of the Company. Consultant shall be required to report to the Chief Financial Officer of the Company concerning Consultant's services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Financial Officer.

         8. Disclosure and Confidentiality.

          (a) Consultant shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to Consultant's services under this Agreement or to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of the Company (other than information in the public domain through no fault of Consultant), except with the prior written consent of the Company or to the extent necessary in performing tasks assigned to Consultant by the Company. Upon termination of this Agreement, Consultant will, to the best of his ability and at the Company's expense, return to the Company all documents and other materials related to the services provided hereunder or furnished to Consultant by the Company. Consultant's obligations under this Paragraph 8(a) shall survive termination of this Agreement for any reason.

          (b) Consultant shall promptly disclose and hereby transfers and assigns to the Company all right, title and interest in and to all techniques, methods, processes, formulae, improvements, inventions and discoveries made or conceived or reduced to practice by or on behalf of Consultant, solely or jointly with others, in the course of providing services hereunder or with the use of materials or facilities of the Company during the period of this Agreement or which relate to the Company's business or its actual or demonstrably anticipated research or development (except as otherwise provided below), and in and to all of Consultant's intellectual property rights therein, including without limitation, patents, trademarks, copyrights, trade secrets and moral rights. When requested by the Company, Consultant will make available to the Company all notes, drawings, data and other information relating to the above. Consultant will promptly sign any documents (including U.S. and foreign patent assignments) requested by the Company related to the above assignment of rights and inventions and will cooperate with the Company at the Company's request and expense in preparation and prosecution of any U.S. or foreign patent applications related to such rights and inventions. Consultant's obligations under this Paragraph 8(b) shall survive termination of this Agreement for any reason. This Agreement does not apply to inventions which were made prior to the date of this Agreement and which are listed on Exhibit C, attached hereto (if any).

     9. Return of Property. When requested by the Company and in all events at the termination or expiration of this Agreement, Consultant will return to the Company any of the Company's property that has come into Consultant's possession during the term of this Agreement, unless authorization from the Company to keep such property has been received. Consultant will not remove any of the Company's property from the Company premises without permission from the Company.

     10. Consulting for Competitors. The Company understands that Consultant does not presently perform or intend to perform, during the term of this Agreement, consulting or other services for companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the services or proposed products or services of the Company (except for the companies, if any, listed on Exhibit D, attached hereto). If, however, Consultant decides to do so, Consultant agrees to notify the Company in writing in advance (specifying the organization with which Consultant proposes to consult) and provide information sufficient to allow the Company to determine if such consulting would conflict with areas of interest to the Company or further services which the Company might request of Consultant pursuant to this Agreement.

     11. Indemnity. VNI and Consultant shall indemnify, and hold harmless each other and each party's agents, employees, officers and directors from and against any and all damage, loss, liability, obligations, cost or expense, caused directly or indirectly, by or as a result of any wrongdoing, negligence, error or omission under the terms of this Agreement.

     12. Remedies. Consultant understands that, in the event Consultant fails to comply with the terms of this Agreement, the Company may suffer irreparable harm which may not be adequately compensated by monetary damages. Accordingly, Consultant agrees that, in the event of breach or threatened breach of the terms of this Agreement, the Company shall be entitled to injunctive or other preliminary or equitable relief in addition to such other remedies as may be available to the Company for such breach or threatened breach, including damages.

     13. Counterparts. This Agreement may be signed in counterparts, each of which shall be considered an original, but all of which, taken together, shall constitute one and the same instrument.

     14. Amendment. Any amendment to this Agreement must be in writing signed by Consultant and the Company.

     15. No Assignment. Because of the personal nature of the services to be rendered by Consultant, this Agreement may not be assigned by Consultant without the prior written consent of the Company.

     16. Notices. All notices, requests and other communications called for by this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, if to Consultant at the address set forth on the Consultant's most recent invoice to the Company and if to the Company at its company headquarters in Houston, Texas, Attention: President, or to such other addresses as either party shall specify to the other.

     17. Governing Law. The validity, performance and construction of this Agreement shall be governed by the laws of the State of Texas.

     18. Sole Agreement. This Agreement, including the Exhibits thereto, constitutes the sole Agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

     19. Waivers, etc. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in writing by such person against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                              VISUAL NUMERICS, INC.


                              By: /s/ Richard G. Couch
                                  ---------------------------------------
                                  Richard G. Couch,
                                  President and Chief Executive Officer



                              Byron Fetters

                              /s/ Byron Fetters
                              --------------------------------------------
                              (Signature)

                                   EXHIBIT A
                                   ---------
    includes such things as providing an efficient and high quality pick, pack and shipping process; providing and maintaining efficient computer services and telecommunications; timely response to corporate and sales legal issues, employee benefits, compensation and recruiting.


ORGANIZATION
------------
                  -------------------------------------------
                  Vice President, Administration & Controller

                                 Byron Fetters
                  -------------------------------------------
                                       |
       ------------------------------------------------------------------
       |                 |             |               |                |
 ----------------  -------------   ----------- ----------------  ---------------
   Accounting        Operations        IS       Human Resources       Legal

 Michelle Laison    Byron Howell   David Wells    Michael Zak    Lloyd Corpening
 ----------------  -------------   ----------- ----------------  ---------------

                                   EXHIBIT B
                                   ---------

                        FISCAL YEAR 1995 BONUS CRITERIA


                     To be determined by February 1, 1995.

                                   EXHIBIT C
                                   ---------

                               LIST OF INVENTIONS


                                     None.

                                   EXHIBIT D
                                   ---------

            LIST OF COMPANIES COMPETITIVE TO VISUAL NUMERICS, INC.
                  FOR WHICH CONSULTING SERVICES ARE PRESENTLY
                     BEING PERFORMED (IF NONE, SO STATE):